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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) February 10, 1998
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                          THE COAST DISTRIBUTION SYSTEM
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               (Exact Name of Registrant as Specified in Charter)



          CALIFORNIA                      1-9511               94-2490990
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 (State or other jurisdiction           (Commission         (I.R.S. Employer
of incorporation or organization)      File Number)       Identification Number)



1982 ZANKER ROAD, SAN JOSE, CALIFORNIA                            95112
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(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code (408) 436-8611
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                                 Not Applicable
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          (Former Name or Former Address if Changed Since Last Report)




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ITEM 5. OTHER EVENTS.

        On February 10, 1998, the Registrant sold its 35% minority ownership interest in HWH, Inc., a privately held Montana corporation that manufactures hydraulic leveling devices and other products for recreation vehicles ("HWH"), for a price of approximately $5,400,000. The sale was made pursuant to a stock repurchase program initiated by HWH and the price was determined in accordance with a previously established formula that valued the shares of HWH stock owned by Registrant (the "HWH Shares"), based on the average of HWH's earnings for the preceding five fiscal years ended September 30, 1997.

        The sale of the HWH Shares was made to provide the Registrant with additional cash to fund the growth of its core business. Pending such use, the proceeds of the sale will be applied to reduce outstanding indebtedness.

        The Registrant had acquired the HWH Shares in 1989 for a purchase price of $4,080,000. However, for financial reporting purposes, the carrying value of the HWH investment, on the Registrant's books, has increased since 1989 by the amount of Registrant's proportionate share of HWH's earnings (less dividends received from HWH) and, as of September 30, 1997, totaled $6,800,000. As a result, for financial reporting purposes, Registrant will be recording, in its 1997 financial results, a loss of approximately $1,400,000 on the sale of the HWH Shares.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)    Financial Statements.

               Not Applicable

        (b)    Pro Forma Financial Statements.

               Not Applicable

        (c)    Exhibits.

               None


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: February 18, 1998                        THE COAST DISTRIBUTION SYSTEM



                                                By: /s/ SANDRA A. KNELL
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                                                    Sandra A. Knell, Executive
                                                    Vice President and Chief
                                                    Financial Officer



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